Exhibit 12.2

CERTIFICATION

I, Jenn Hepburn, certify that:

1. I have reviewed this annual report on Form 20-F/A of Emerald Health Therapeutics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: August 3, 2020	By:	/s/ Jenn Hepburn
Jenn Hepburn
Chief Financial Officer
(Principal Financial and Accounting Officer)